Exhibit 99.4

GREAT STATE BANK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS –JUNE 14, 2018 AT 2:00 PM

CONTROL ID:

REQUEST ID:

The undersigned hereby revokes all appointments of proxies previously given and appoints C. Greg Edwards, W. David McNeill and Arnold N. Lackey (the “Proxies”), or any substitutes appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote, as directed on the reverse side of this proxy card, all of the outstanding shares of the Common Stock of Great State Bank (the “Bank”) held of record by the undersigned on April 27, 2018, at the Special Meeting of the Bank’s shareholders (the “Special Meeting”) to be held in the Johnson Room at the Holiday Inn Express located at 1700 Winkler Street, Wilkesboro, North Carolina at 2:00 p.m. EDT on Thursday, June 14, 2018, and at any postponements or adjournments of the Special Meeting.

I (We) direct that the shares represented by this appointment of proxy be voted as directed on the reverse side. If no voting directions are given on a matter, the Proxies may vote those shares “FOR” in the case of Proposal 1, and “FOR” in the case of Proposal 2. On any other matters properly presented for action by shareholders at the meeting, and on matters incident to the conduct of the meeting, the Proxies are authorized to vote the shares represented by this appointment according to their best judgement. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Special Meeting by filing with the Bank’s proxy tabulator, Issuer Direct Corp., or the Bank’s Corporate Secretary, a written instrument revoking it or a duly executed written or Internet appointment of proxy bearing a later date, or by attending the Special Meeting and voting in person.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

Read our proxy statement before you vote by proxy. Then, to ensure that your shares are represented at the Special Meeting we ask that you appoint the Proxies to vote your shares for you in one of the following ways.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
PHONE:	1- 866- 752- VOTE(8683)
INTERNET:	https://www.iproxydirect.com/GSTB

If you are voting by telephone or Internet, call the number listed above or go to the above internet website. Have your proxy card in hand when you call or access the website. When you are prompted for your “Control ID” and “Request ID” enter the numbers printed above and then follow the instructions provided to appoint the Proxies and give them directions on how to vote your shares. If you appoint the Proxies by telephone or Internet, you need not return a proxy card. You will be appointing the Proxies to vote your shares for you on the same terms and with the same authority as if you marked, signed and returned a proxy card. You may appoint the Proxies by telephone or Internet only until 11:59 p.m. EDT on June 13, 2018, which is the day before the Special Meeting date.

SPECIAL MEETING OF THE SHAREHOLDERS OF GREAT STATE BANK
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1
Proposal to approve the Agreement and Plan of Merger, dated as of March 1, 2018, by and among Parkway Acquisition Corp., Skyline National Bank, a wholly-owned subsidiary of Parkway (“Skyline”), and Great State Bank (“GSB”), pursuant to which GSB will merge with and into Skyline with Skyline as the surviving bank (the “GSB Merger Proposal”), as described in the joint proxy statement/prospectus.

Proposal 2
Proposal to approve an adjournment of the Special Meeting to a later date or dates if necessary to solicit additional appointments of proxies to approve the GSB Merger Proposal described in Proposal 1 above (the “GSB Adjournment Proposal”).

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROPOSAL 1: Approval of the GSB Merger Proposal.
g	FOR	AGAINST	ABSTAIN

	☐	☐	☐

CONTROL ID:
REQUEST ID:
PROPOSAL 2: Approval of the GSB Adjournment Proposal.
g	FOR	AGAINST	ABSTAIN

	☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2018

(Print Name of Shareholder and/or Joint Tenant)
(Signature of Shareholder)
(Second Signature if held jointly)